UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 3, 2011

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code                     (415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 16, 2008, Williams-Sonoma, Inc. (the “Company”) entered into an Aircraft Lease Agreement (the “Lease Agreement”) with WHL Management LLC (the “Lessor”), a limited liability company owned by W. Howard Lester, the Company’s then Chairman and Chief Executive Officer, as disclosed on a Form 8-K filed on May 22, 2008. On January 25, 2010, the Company entered into a Retirement and Consulting Agreement with Mr. Lester, pursuant to which the parties agreed that the lease would continue after Mr. Lester’s retirement and Mr. Lester agreed to give the Company an option to purchase the leased aircraft for $32 million, as disclosed on a Form 8-K filed on January 26, 2010. On May 26, 2010, the Company and the Lessor amended the Lease Agreement to reflect these terms, as disclosed on a Form 8-K filed on June 1, 2010. On January 3, 2011, as required by the Lease Agreement, the Company provided the Lessor with notice of its intent to exercise the option to purchase the aircraft at the end of the lease term, on May 16, 2011. However, on or prior to the end of the lease term, the Company expects to enter into an agreement to lease the aircraft from a third party on terms no less favorable than those in the current lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: January 7, 2011	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President, Chief Operating and Chief Financial Officer